SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):   February 2, 2004



                            ELIZABETH ARDEN, INC.
          (Exact name of registrant as specified in its charter)



            Florida                  1-6370               59-0914138
 (State or other jurisdiction     (Commission           (IRS Employer
        of incorporation)         File Number)        Identification No.)



   14100 N.W. 60th Avenue, Miami Lakes, Florida             33014
     (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:   (305) 818-8000




        _____________________________________________________________
        (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

         (c)  Exhibits.

              99.1 Press Release dated February 2, 2004.


Item 9.  Regulation FD Disclosure.

     On February 2, 2004, Elizabeth Arden, Inc. (the "Company") announced that it filed a new shelf registration statement for the sale of up to $150 million of common stock of the Company. The new shelf registration statement replaces the Company's existing and effective shelf registration statement, of which approximately $20 million of common stock remained unsold.

     The Company also announced that in addition to registering common stock for sale by the Company, it also registered the remaining common stock to be issued upon conversion of the Series D Convertible Preferred Stock of the Company currently owned by Unilever. Unilever can convert its existing Series D Convertible Preferred Stock into 2,269,540 shares of the Company's common stock. The Company will not receive any proceeds from the sale of common stock by Unilever.

     A copy of the entire press release is attached to this Form 8-K as
Exhibit 99.1.


                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ELIZABETH ARDEN, INC.


Date:  February 3, 2004              /s/ Stephen J. Smith
       ----------------              ----------------------------
                                     Stephen J. Smith
                                     Executive Vice President and
                                     Chief Financial Officer

                                EXHIBIT INDEX


Exhibit Number                           Description
--------------     ----------------------------------------------------------
     99.1          Press Release dated February 2, 2004.